                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Horace Mann Educators Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                     [LOGO]
                                  Horace Mann
                          Educated Financial Solutions

                       HORACE MANN EDUCATORS CORPORATION
                              1 Horace Mann Plaza
                       Springfield, Illinois 62715-0001

                         ANNUAL MEETING--May 25, 2004

Dear Shareholders:

   You are cordially invited to attend the Annual Meeting of your Corporation to be held at 9:00 a.m. Central Daylight Savings Time on Tuesday, May 25, 2004, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois.

   We will present a report on the current affairs of the Corporation at the meeting and Shareholders will have an opportunity for questions and comments.

   We request that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

   Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

   We look forward to seeing you at the meeting. If you do not plan to attend and vote by proxy, let us know your thoughts about the Corporation either by letter or by comment on the proxy card.

Sincerely yours,

                 /s/ Joseph J. Melone  /s/ Louis G. Lower II
                 Joseph J. Melone      Louis G. Lower II
                 Chairman of the Board President and
                                       Chief Executive Officer

Springfield, Illinois
April 1, 2004

                       HORACE MANN EDUCATORS CORPORATION
                              1 Horace Mann Plaza
                       Springfield, Illinois 62715-0001

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 25, 2004

   NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of HORACE MANN EDUCATORS CORPORATION (the "Company") will be held at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, on Tuesday, May 25, 2004, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

    1. To elect seven Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified; and

    2. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting. A list of Shareholders will be available for inspection for the ten days before the meeting at the Company's executive offices at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001.

   All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States of America. You may revoke your voted proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may vote in person if you wish.

                                          By order of the
                                          Board of Directors,

                                          /s/ Ann M. Caparros

                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 1, 2004

IMPORTANT:    PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE
                     MEETING DATE IS MAY 25, 2004.

                                PROXY STATEMENT

                       HORACE MANN EDUCATORS CORPORATION

                        Annual Meeting of Shareholders

                                 May 25, 2004

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Horace Mann Educators Corporation (the "Company") of proxies from holders of the Company's common stock, par value $.001 per share (the "Common Stock"). The proxies will be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 25, 2004, at 9:00 a.m., Central Daylight Savings Time, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and through any adjournment or adjournments thereof (the "Annual Meeting").

   The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number (217) 789-2500). The Proxy Statement and the accompanying proxy card are being first transmitted to Shareholders of the Company on or about April 5, 2004.

   The Board has fixed the close of business on March 26, 2004 as the record date (the "Record Date") for determining the Shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 42,722,701 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited by mail. The Company also intends to make, through bankers, brokers or other persons, a solicitation of beneficial owners of Common Stock.

   At the Annual Meeting, Shareholders of the Company will be asked to elect seven Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 were mailed to known Shareholders on or about April 5, 2004.

Solicitation and Revocation

   Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the form of proxy have been designated as proxies by the Board. Such persons are Directors of the Company.

   Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a Shareholder at any time prior to it being voted provided that such Shareholder gives written notice to the Corporate Secretary at or prior to the Annual Meeting that such Shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

   Proxies will be solicited initially by mail. Further solicitation may be made by officers and other employees of the Company personally, by phone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.

Shareholder Approval

   Shareholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. Abstentions may not be specified with regard to the election of Directors.

   Please note that under the rules of the New York Stock Exchange brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. With respect to the matters to come before the Annual Meeting, if brokers are not entitled to vote without instructions and therefore cast broker non-votes, that will not affect the outcome of such matters.

Other Matters

   Other than the matters set forth above, the Board has not received any Shareholder proposal by the deadline prescribed by the Securities and Exchange Commission rules, and otherwise knows of no matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the accompanying Form of Proxy will vote or refrain from voting thereon at their discretion.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The By-Laws of the Company provide for the Company to have not less than five nor more than fifteen Directors. The following eight persons currently are serving as Directors of the Company: William W. Abbott, Mary H. Futrell, Donald
E. Kiernan, Louis G. Lower II, Joseph J. Melone, Jeffrey L. Morby, Shaun F. O'Malley and Charles A. Parker. The terms of the current Directors expire at the Annual Meeting. Mr. Kiernan is not standing for re-election and as a result the size of the Board is being reduced to seven persons.

   The proxies solicited by and on behalf of the Board will be voted "FOR" the election of Mr. Abbott, Dr. Futrell, Mr. Lower, Mr. Melone, Mr. Morby, Mr. O'Malley and Mr. Parker (the "Board Nominees") unless such authority is withheld as provided in the proxy. The Company has no reason to believe that any of the foregoing Board Nominees is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominee should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

Nominees

   The following information, as of March 26, 2004, is provided with respect to each Board Nominee:

William W. Abbott, 72............. Mr. Abbott has been a Director of the Company since September 1996.
Chairman of the Compensation       He is currently self-employed as a business consultant. In 1989,
Committee; Member of the           Mr. Abbott retired from 35 years of service at The Proctor & Gamble
Executive and Nominating &         Company, as a Senior Vice President in charge of worldwide sales and
Governance Committees of the Board other operations. He currently serves as Chairman of the Board of
                                   Directors of Rotech Healthcare, Inc., a member of the Advisory Boards of Acorn Products, Inc. and Manco, and a member of the Board of
                                   Overseers of the Duke Cancer Center.

Mary H. Futrell, 63............... Dr. Futrell has been a Director of the Company since February 2001.
Member of the Compensation         She is currently Dean of the Graduate School of Education and Human
and Nominating & Governance        Development, and Director of the Institute for Curriculum, Standards
Committees of the Board            and Technology, The George Washington University, positions she has held for more than 5 years. In addition, Dr. Futrell is Professor,
                                   Department of Education Leadership, a position she has held since
                                   1999. Dr. Futrell is also President, Education International and past
                                   President, National Education Association and Virginia Education
                                   Association.

Louis G. Lower II, 58............. Mr. Lower joined the Company as Director, President and Chief
President and Chief Executive      Executive Officer in February 2000. Prior to that, he served as Chief
Officer; Member of the             Executive Officer of Allstate Life Insurance Company, a position he held
Executive and Investment &         from January 1990 through January 2000. He currently serves as a
Finance Committees of the Board    member of the Boards of Directors of the Life Office Management
                                   Association, Illinois Life Insurance Council, Insurance Marketplace
                                   Standards Association, NEA Foundation for the Improvement of
                                   Education, Abraham Lincoln Presidential Library and Museum and PMI
                                   Mortgage Insurance Co. Mr. Lower has over 25 years of experience in the insurance industry.

Joseph J. Melone, 72.............. Mr. Melone has been a Director of the Company since February 2001.
Chairman of the Board;             Prior to his retirement in 1998, he served as President and Chief
Chairman of the Executive          Executive Officer of The Equitable Companies Inc. (1996-1998),
and Nominating & Governance        Chairman and Chief Executive Officer of The Equitable Life Assurance
Committees; Member of the          Society (1994-1998) and Chairman and Chief Executive Officer of The
Compensation Committee             Equitable Variable Life Insurance Company (1990-1998). Prior to
of the Board                       1990, Mr. Melone served as President of Prudential Insurance
                                   Company. He currently serves as a member of the Boards of Directors of
                                   Bysis, Inc. and Foster-Wheeler Corporation.

Jeffrey L. Morby, 66.............. Mr. Morby has been a Director of the Company since September 1996.
Member of the Audit                He is currently self-employed as a business consultant and investor.
and Investment & Finance           Mr. Morby serves as Managing Director of Amarna Corporation, LLC.
Committees of the Board            Mr. Morby retired on June 30, 1996 as Vice Chairman of Mellon Bank
                                   Corporation and Mellon Bank, N.A. Mr. Morby currently serves as a member of the Boards of Directors of Restaurant Insurance Holdings,
                                   Inc., Pittsburgh Cultural Trust, the International Council of the World
                                   Wildlife Fund and the Board of International Advisors of the City of
                                   Wuhan, China.

Shaun F. O'Malley, 68................. Mr. O'Malley has been a Director of the Company since September
Chairman of the Audit Committee;       1996. He is currently the Chairman Emeritus of Price Waterhouse LLP,
Member of the Executive and Nominating a title he has held since July 1995. Prior to that, he served as Chairman
& Governance Committees of the Board   and Senior Partner of Price Waterhouse LLP. He currently serves as a member of the Boards of Directors of the Finance Company of
                                       Pennsylvania, Regulus Group, LLC, Federal Home Mortgage
                                       Corporation ("Freddie Mac") and The Philadelphia Contributionship
                                       and as a member of the Board of Trustees of the University of
                                       Pennsylvania.

Charles A. Parker, 69................. Mr. Parker has been a Director of the Company since September 1997.
Chairman of the Investment & Finance   He retired in 1995 after 17 years of service at The Continental
Committee; Member of the Audit and     Corporation, including service as Executive Vice President, Chief
Executive Committees of the Board      Investment Officer and Director. He currently serves as a member of the
                                       Boards of Directors of Amerindo Funds, T.C.W. Convertible Fund and
                                       T.C.W. Galileo Funds Inc. and as a Governor of the Burridge Center for
                                       Research in Security Prices (University of Colorado School of Business).

Executive Officers

   Set forth below is certain information, as of March 26, 2004, with respect to the Executive Officers of the Company and its subsidiaries who are not Directors of the Company (Louis G. Lower II, President and Chief Executive Officer, is discussed above):

Peter H. Heckman, 58............... Mr. Heckman joined the Company in April 2000 as Executive Vice
Executive Vice President            President and Chief Financial Officer ("CFO"). Prior to that, he served
and Chief Financial Officer         as Vice President of Allstate Life Insurance Company from 1988 through April 2000, where he held both senior financial and operating positions. Mr. Heckman has over 30 years of experience in the insurance industry.

Douglas W. Reynolds, 50............ Mr. Reynolds joined the Company in November 2001 as Executive Vice
Executive Vice President,           President, Property and Casualty. In December 2003, he also assumed
Property & Casualty and Information responsibility for information technology. He previously served as
Technology                          Regional Vice President of AIG, Inc., a position he held from February
                                    2000 through November 2001, where he was responsible for all property and casualty business for Southeast Asia and China. Prior to that, he served as Vice President of Allstate Insurance Company
                                    ("Allstate"). From November 1976 through January 2000 he held various management positions at Allstate in property and casualty, including underwriting, marketing, non-standard auto, mergers and acquisitions, while also leading a start-up of a non-standard auto company. Mr. Reynolds has over 25 years of experience in the insurance industry.

Bret A. Conklin, 40................ Mr. Conklin joined the Company as Senior Vice President and
Senior Vice President               Controller in January 2002. Mr. Conklin has over 15 years of experience
and Controller                      in the insurance industry, including: serving as Vice President of
                                    Kemper Insurance from January 2000 through January 2002, where he was responsible for all corporate financial reporting and accounting operations; serving as Vice President and Controller of the Company from July 1998 through January 2000; being associated with Pekin
                                    Insurance from September 1992 through June 1998 and serving as its
                                    Vice President and Controller; and 7 years of public accounting experience with KPMG Peat Marwick specializing in its insurance industry practice.

Dwayne D. Hallman, 41............ Mr. Hallman joined the Company in January 2003 as Senior Vice
Senior Vice President,            President, Finance. From September 2000 to December 2002, he served
Finance                           as the Chief Financial Officer of Acceptance Insurance Companies,
                                  where he was responsible for financial reporting, investor relations, the treasury and investment management functions and property-casualty operations. From July 1995 to August 2000, Mr. Hallman served as
                                  Vice President, Finance and Treasurer at Highlands Insurance Group,
                                  where he was responsible for financial reporting, treasury, planning and office services. Mr. Hallman has over 15 years of experience in the insurance industry.

Ann M. Caparros, 51.............. Ms. Caparros joined the Company in March 1994 as Vice President,
General Counsel, Chief Compliance General Counsel and Corporate Secretary. Ms. Caparros has over 25
Officer and Corporate Secretary   years of experience in the insurance industry.

CODE OF ETHICS

   The Company has adopted a Code of Ethics applicable to all employees, including the Chief Executive Officer, Chief Financial Officer and Controller, which is available on the Company's website at www.horacemann.com, under "Investor Relations--Corporate Governance". A printed copy may be obtained by shareholders upon request, addressed to Investor Relations Department, 1 Horace Mann Plaza, Springfield, Illinois 62715-0001.

SPECIAL ADVISORY BOARD

   The Company maintains a special advisory board composed of leaders of education associations. The Company meets with the special advisory board on a regular basis. The educators and education association leaders serving on the special advisory board receive a fee of $200 plus expenses for each special advisory board meeting attended. The special advisory board met two times in 2003.

BOARD OF DIRECTORS AND COMMITTEES

   There were eight members on the Board as of March 26, 2004. The Board met five times during 2003. No Director of the Company attended fewer than 75% of the Board meetings and the committee meetings to which he or she was appointed and served during 2003. The Chairman of the Board presides over all executive sessions of the Board, including executive sessions of non-management directors.

   The standing committees of the Board consist of the Executive Committee, Compensation Committee, Nominating & Governance Committee, Investment & Finance Committee and Audit Committee. Each standing committee is governed by a charter which defines its role and responsibilities and which is available on the Company's website at www.horacemann.com, under "Investor Relations--Corporate Governance".

   The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board and, as requested by the Chief Executive Officer, acts as a sounding board for discussing strategic and operating issues between meetings of the Board. The current members of the Committee are Mr. Melone (Chairman), Mr. Abbott, Mr. Lower, Mr. O'Malley and Mr. Parker. The Executive Committee did not meet during 2003.

   The Compensation Committee reviews, approves and recommends the compensation of Officers and Directors of the Company. The current members of the Committee are Mr. Abbott (Chairman), Dr. Futrell and Mr. Melone. The Compensation Committee met four times during 2003. Each of the Committee members is independent under the standards of the New York Stock Exchange ("NYSE").

   The Nominating & Governance Committee oversees succession planning and executive continuity issues relating to the senior management of the Company, including the Chief Executive Officer, and also recommends director nominees to the Board. The Nominating & Governance Committee will consider director nominees recommended by Shareholders. Nominations may be submitted in writing to Ann M. Caparros, Corporate Secretary, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than December 31, 2004 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 2005 Annual Meeting. There are no differences in the evaluation of nominees recommended by Shareholders. The Committee evaluates possible nominees to the Board on the basis of the factors it deems relevant, including the following:

  .  high standards of personal character, conduct and integrity;

  . an understanding of the interests of the Company's shareholders, customers, employees, suppliers, communities and the general public;

  . the intention and ability to act in the interest of all of the Company's shareholders;

  . a position of leadership and substantial accomplishment in his or her field of endeavor which may include business, government or academia;

  . the ability to understand and exercise sound judgment on issues related to the goals of the Company;

  . a willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings;

  . the absence of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and the absence of any significant business relationship with the Company except for the employment relationship of an inside director; and

  .  the needs of the Board, including diversity, age, skills and experience.

   The Nominating & Governance Committee also develops and recommends to the Board corporate governance principles applicable to the Company. The current members of the Committee are Mr. Melone (Chairman), Mr. Abbott, Dr. Futrell and Mr. O'Malley. The Nominating & Governance Committee met four times during 2003. Each of the Committee members is independent under the standards of the NYSE.

   The Investment & Finance Committee approves investment strategies, monitors the performance of investments made on behalf of the Company and its subsidiaries and oversees issues and decisions relating to the Company's capital structure. The current members of the Committee are Mr. Parker (Chairman), Mr. Kiernan, Mr. Lower and Mr. Morby. The Investment & Finance Committee met four times during 2003.

   The Audit Committee oversees the financial reporting and internal operating controls of the Company. It meets with both the Company's Management and the Company's independent public accountants. The current members of the Committee are Mr. O'Malley (Chairman), Mr. Kiernan, Mr. Morby and Mr. Parker. The Audit Committee met eleven times during 2003. The Board has determined that Mr. O'Malley is a financial expert. In addition, each of the Committee members is independent under the standards of the NYSE.

Report of the Audit Committee of the Board of Directors

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors acting under a written charter. The Audit Committee is composed of four Directors, each of whom is independent as defined by the NYSE listing standards. Management has the primary responsibility for the Company's financial statements and its reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

   The Audit Committee has discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by ISB Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management, taking into account the potential effect of any non-audit services provided by the independent auditor.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held eleven meetings during fiscal year 2003.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee approved the selection of the Company's independent auditors.

AUDIT COMMITTEE
SHAUN F. O'MALLEY Chairman

DONALD E. KIERNAN, JEFFREY L. MORBY and CHARLES A. PARKER, Members

Communications with Directors

   The Company has established various processes to facilitate shareholder communications with the Board. Communications to non-management directors as a group or to the presiding director individually may be submitted via regular mail addressed to the Board of Directors c/o the General Counsel at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001. Additionally, communications may be e-mailed to the Board of Directors c/o the General Counsel at hmecbofd@horacemann.com. The members of the Board are expected to be present at the Annual Meeting. The following members of the Board attended last year's Annual Meeting: Mr. Abbott, Dr. Futrell, Mr. Kiernan, Mr. Lower, Mr. Melone, Mr. Morby, Mr. O'Malley and Mr. Parker.

Director Compensation

   A Director, other than an Officer of the Company, receives an annual retainer of $25,000 and a fee of $1,000 plus expenses for attendance (whether in person or by telephone) at each Board and Board Committee meeting (except the Audit Committee). Members of the Audit Committee receive a fee of $1,500 plus expenses for attendance (whether in person or by telephone) at each Audit Committee meeting. The Chairman of each Committee (except the Audit Committee) receives an additional annual retainer of $2,500 for serving in such capacity. The Chairman of the Audit Committee receives an annual retainer of $7,500 and a fee of $2,500 plus expenses for attendance (whether in person or by telephone) at each Audit Committee meeting in addition to the fees received as a Director described above. The Chairman of the Board receives an annual retainer of $75,000 in addition to the other fees described above. Directors have the option to take all or part of such fees in the form of Common Stock Equivalent Units of the Company, on a deferred compensation basis, with a 25% matching addition to the sums listed above made by the Company pursuant to the Director Stock Plan.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following tables set forth certain information regarding beneficial ownership of the Company's Common Stock by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, and by each of the Company's Directors, the Company's CEO and the other four highest compensated Executive Officers (collectively the "Named Executive Officers") and by all Directors and Executive Officers of the Company as a group. Information in the table is as of March 26, 2004, except the number of shares beneficially owned by the 5% beneficial owners which is as of December 31, 2003, based on information reported by such persons to the Securities and Exchange Commission. Except as otherwise indicated, to the Company's knowledge all shares are beneficially owned and investment and voting power is held solely by the persons named as owners.

                                                                                 Amount of
                                                                                 Beneficial Percent
Title of Class                         Beneficial Owner                          Ownership  of Class
--------------                         ----------------                          ---------- --------

Security Ownership of 5% Beneficial Owners
 Common Stock. Ariel Capital Management, Inc. (1)............................... 12,760,485   29.9%
 Common Stock  Mac-Per-Wolf Company (2).........................................  4,183,700    9.8%
 Common Stock  T. Rowe Price Associates, Inc. (3)...............................  3,218,700    7.5%

Security Ownership of Directors and Executive Officers
 Common Stock  William W. Abbott (4)............................................     40,567      *
 Common Stock  Mary H. Futrell (5)..............................................     11,079      *
 Common Stock  Donald E. Kiernan (6)............................................     29,872      *
 Common Stock  Louis G. Lower II (7)............................................    880,400    2.0%
 Common Stock  Joseph J. Melone (8).............................................     36,313      *
 Common Stock  Jeffrey L. Morby (9).............................................     32,235      *
 Common Stock  Shaun F. O'Malley (10)...........................................     33,732      *
 Common Stock  Charles A. Parker (11)...........................................     26,824      *
 Common Stock  Peter H. Heckman (12)............................................    262,038      *
 Common Stock  Daniel M. Jensen (13)............................................        579      *
 Common Stock  Douglas W. Reynolds (14).........................................    121,527      *
 Common Stock  George J. Zock (15)..............................................    224,174      *
 Common Stock  All Directors and Executive Officers as a group (15 persons) (16)  1,790,342    4.0%

--------
  * Less than 1%
 (1) Ariel Capital Management, Inc. ("ACMI") has a principal place of business at 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601 and is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. All securities reported are owned by investment advisory clients of ACMI, who have the right to dividends and proceeds of any sale of the subject security. Ariel Fund, a series of Ariel Investment Trust, a registered investment company, owns more than 5% of the subject security. The foregoing is based on Amendment No. 8 to Schedule 13G filed by ACMI in February 2004.
 (2) Mac-Per-Wolf Company has a principal place of business at 310 S. Michigan Avenue, Suite 2600, Chicago, IL 60604 and is a parent holding company. A subsidiary of Mac-Per-Wolf Company, Perkins, Wolf, McDonnell & Company LLC, is a broker or dealer registered under section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under section 203 of the Investment Advisers Act of 1940. Perkins, Wolf, McDonnell & Company LLC furnishes investment advice to various investment companies registered under section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as "Managed Portfolios"). Janus Small Cap Value Fund, an investment company registered under the Investment Company Act of 1940 and one of the Managed Portfolios to which Perkins, Wolf, McDonnell & Company LLC provides investment advice, owns 2,750,000 shares or 6.4% of the subject security. The foregoing is based on Amendment No. 3 to Schedule 13G filed by Mac-Per-Wolf Company, on behalf of its two subsidiaries, PWMCO, LLC and Perkins, Wolf, McDonnell & Company LLC, in February 2004.

 (3) T. Rowe Price Associates, Inc. ("Price Associates") has a principal place of business at 100 E. Pratt Street, Baltimore, MD 21202 and is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 2,139,100 shares, representing 5% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing is based on Amendment No. 2 to
     Schedule 13G filed by Price Associates in February 2004.
 (4) Includes 23,389 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable and 1,778 shares which are owned by a trust of which Mr. Abbott is a trustee.
 (5) Includes 7,179 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 3,900 shares of Common Stock which are currently exercisable.
 (6) Includes 19,618 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
 (7) Includes options to purchase 850,000 shares of Common Stock which are currently exercisable. Also includes 8,879 shares of Common Stock which are invested in the Horace Mann Stock Fund of the Horace Mann Supplemental Retirement and Savings Plan (the "401(k) Plan") and 11,521 Common Stock Equivalent Units held under the Deferred Compensation Plan.
 (8) Includes 26,963 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,350 shares of Common Stock which are currently exercisable.
 (9) Includes 23,935 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
(10) Includes 25,032 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
(11) Includes 18,524 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
(12) Includes options to purchase 256,300 shares of Common Stock which are currently exercisable. Also includes 5,738 Common Stock Equivalent Units held under the Deferred Compensation Plan.
(13) Includes 579 Common Stock Equivalent Units held under the Deferred Compensation Plan. Mr. Jensen resigned from the Company on March 15, 2004.
(14) Includes options to purchase 117,900 shares of Common Stock which are currently exercisable. Also includes 627 shares of Common Stock which are invested in the Horace Mann Stock Fund of the 401(k) Plan.
(15) Includes options to purchase 85,100 shares of Common Stock which are currently exercisable. Also includes 67,538 shares held by his wife, as to which Mr. Zock shares voting and dispositive power. Mr. Zock resigned as described in the Section Agreements with Key Employees.
(16) Includes options for the group of Directors and Executive Officers to purchase 1,450,500 shares of Common Stock which are currently exercisable. Also includes 144,641 Common Stock Equivalent Units pursuant to the Director Stock Plan, 19,163 Common Stock Equivalent Units pursuant to the Deferred Compensation Plan and 10,084 shares of Common Stock which are invested in the Horace Mann Stock Fund of the 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company has established procedures by which Executive Officers and Directors provide relevant information regarding transactions in Common Stock to a Company representative and the Company prepares and files the required ownership reports. Based on a review of those reports and other written representations, the Company believes that there were no reportable delinquencies with respect to the reporting requirements under Section 16(a).

Related Party Transactions

   The Company does not have any contracts or other transactions with related parties that are required to be reported under the applicable securities laws and regulations.

   Ariel Capital Management, Inc., the Company's largest shareholder with 29.9% of the Common Stock outstanding, is the investment adviser for two of the mutual funds offered to the Company's annuity customers. In addition, T. Rowe Price Associates, Inc., the Company's third largest shareholder with 7.5% of the Common Stock outstanding, is the investment adviser for two of the mutual funds offered to the Company's annuity customers.

Equity Compensation Plan Information

   The following table provides information as of December 31, 2003, regarding outstanding awards and shares remaining available for future issuance under the Company's compensation plans under which equity securities are authorized for issuance (excluding 401(k) plans, ESOPs, and similar tax-qualified plans):

                                                                                        Number of Securities
                                                                                       Remaining Available for
                                                                                        Future Issuance Under
                                          Number of Securities to   Weighted-Average     Equity Compensation
                                          be Issued Upon Exercise  Exercise Price of      Plans (Excluding
                                          of Outstanding Options, Outstanding Options, Securities Reflected in
                                            Warrants and Rights   Warrants and Rights        Column (a))
Plan Category                                       (a)                   (b)                    (c)
-------------                             ----------------------- -------------------- -----------------------
Equity Compensation Plans Approved by
  Security Holders:
   Stock Incentive Plans(1)..............        4,669,970               $18.96               2,059,182(2)
   Directors' Deferred Compensation Plan.            0                     0                    398,909(3)
                                                 ---------                                    ---------
       Subtotal..........................        4,669,970               $18.96               2,458,091
                                                 ---------                                    ---------
Equity Compensation Plans Not Approved by
  Security Holders:
   Employee's Deferred Compensation
     Plan(4).............................            0                     0                     27,231(5)
                                                 ---------                                    ---------
       Total.............................        4,669,970               $18.96               2,485,322
                                                 =========                                    =========

--------
(1) Includes the 1999 Horace Mann Educators Corporation Incentive Compensation Plan, the 2001 Horace Mann Educators Corporation Incentive Compensation Plan and the 2002 Horace Mann Educators Corporation Incentive Compensation Plan (the "2002 Incentive Compensation Plan").
(2) Of the shares of Common Stock remaining available for future issuance, a total of 150,000 shares may be issued as restricted stock or grants of stock as a bonus under the 2002 Incentive Compensation Plan at December 31, 2003. The 2002 Incentive Compensation Plan allows 5% of shares of Common Stock authorized under the Plan (3,000,000 shares) to be issued as restricted stock or bonus shares.
(3) As of December 31, 2003, the shares of Common Stock available for issuance under the Company's Directors' Deferred Compensation Plan related to Common Stock units outstanding were valued at $19.49 per share. No exercise price is associated with the shares of Common Stock issuable under this Plan.
(4) The only non-security holder approved equity plan of the Company is the Horace Mann Educators Corporation Deferred Compensation Plan (the "DCP"). The DCP permits participants in certain cash incentive programs to defer compensation in the form of Common Stock equivalents, which can be settled in cash at the end of the specified deferral period. For purposes of the DCP, Common Stock equivalents are valued at 100% of the fair market value of Common Stock on the date of crediting to the participant's deferral account. Approximately 30 senior executives of the Company have been eligible to participate in the DCP since its inception in 1998. The DCP does not reserve a specific number of shares for delivery in settlement of Common Stock equivalents, but instead provides that shares will be available to the extent needed for such settlements. Further information on the DCP appears in the Section Report on Executive Compensation of the Compensation Committee of the Board of Directors--Deferred Compensation Plan below.
(5) As of December 31, 2003, the shares of Common Stock available for issuance under the Company's Employees' Deferred Compensation Plan were valued at $13.97 per share. No exercise price is associated with the shares of Common Stock issuable under this Plan.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table sets forth all reportable compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers for services rendered in the capacities described above.

                                       Annual Compensation       Long-Term Compensation
                                       ------------------- ----------------------------------
                                                                   Awards           Payouts
                                                           ---------------------- -----------
                                                           Restricted                          All Other
                                       Salary    Bonus       Stock       Stock                Compensation
Name and Principal Position       Year  ($)      ($)(3)       ($)     Options (#) LTIP ($)(4)    ($)(5)
---------------------------       ----  -------   -------  ---------- ----------- ----------- ------------
Louis G. Lower II................ 2003 600,000   195,624       0              0           0      16,064(6)
   President & Chief Executive    2002 562,506   279,487       0              0     191,700      16,053
   Officer                        2001 529,173         0       0              0     317,504      13,662

Peter H. Heckman................. 2003 348,381    89,673       0              0           0      16,064(7)
    Executive Vice President &    2002 336,383   139,111       0         70,000      72,900      16,053
    Chief Financial Officer       2001 314,588         0       0              0     157,294      13,662

Daniel M. Jensen (1)............. 2003 236,250    70,899       0              0           0      16,053(8)
    Executive Vice President &    2002 225,000    91,856       0         50,000      48,600      16,053
    Chief Marketing Officer       2001  74,135   150,000       0        150,000      37,068      18,394

Douglas W. Reynolds (2).......... 2003 318,756    76,163       0              0           0      16,053(9)
    Executive Vice President--    2002 300,000   150,000       0         60,000      54,000      54,680
    Property & Casualty and       2001  91,923         0       0        150,000           0       4,608
    Information Technology

George J. Zock................... 2003 290,004    79,644       0              0           0      20,213(10)
    Executive Vice President--    2002 278,754   114,596       0        110,000      48,600      20,213
    Service & Technology          2001 275,004         0       0              0     137,502      17,246
    Operations and Financial
    Services

--------
 (1) Mr. Jensen was hired effective September 4, 2001.
 (2) Mr. Reynolds was hired effective November 12, 2001.
 (3) The Awards shown as payment for Mr. Jensen in 2001 and payment for Mr. Reynolds in 2002 were contractually guaranteed as described in the section Agreements with Key Employees.
 (4) The LTIP Awards for 2001 were paid pursuant to the Horace Mann Educators Corporation Long-Term Incentive Plan ("LTIP"). Awards for 2002 represent accruals under the 2002 Incentive Compensation Plan for performance during the first year of the 2002-2004 performance period. Payment of accrued amounts requires continued service through the remainder of the performance period, except in the case of certain terminations including retirement, death or disability, and payment remains subject to other terms of the 2002 Incentive Compensation Plan.
 (5) Includes Company contributions to the 401(k) Plan and to the Horace Mann Money Purchase Pension Plan ("MPP Plan") (both defined contribution plans), the Company's contributions attributable to group term life insurance premiums and relocation expenses.
 (6) For Mr. Lower in 2003: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $64 was attributed to group term life insurance premiums.
 (7) For Mr. Heckman in 2003: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $64 was attributed to group term life insurance premiums.
 (8) For Mr. Jensen in 2003: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $53 was attributed to group term life insurance premiums.

 (9) For Mr. Reynolds in 2003: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $53 was attributed to group term life insurance premiums.
(10) For Mr. Zock in 2003: $6,000 was contributed to the 401(k) Plan; $14,000 was contributed to the MPP Plan; and $213 was attributed to group term life insurance premiums.

AGGREGATED FISCAL YEAR-END OPTION VALUES

                     Number of Securities Underlying Value of Unexercised In-
                         Unexercised Options at        the-Money Options at
                           Fiscal Year End (#)          Fiscal Year End ($)
 Name                   Exercisable/Unexercisable    Exercisable/Unexercisable
 ----                ------------------------------- -------------------------
 Louis G. Lower II..        637,500 /362,500                   0 / 0
 Peter H. Heckman...        193,800 /176,200                   0 / 0
 Daniel M. Jensen...        117,000 / 83,000                   0 / 0
 Douglas W. Reynolds        117,900 / 92,100                   0 / 0
 George J. Zock.....         76,350 /108,850                   0 / 0

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                             Performance  Estimated Future Payouts Under
                              or Other    Non-Stock Price-Based Plans (1)
                            Period Until  -----------------------------
                            Maturation or Threshold    Target    Maximum
        Name                   Payout        ($)        ($)        ($)
        ----                ------------- ---------   --------- ---------
        Louis G. Lower II..   2002-2004   1,065,000   2,130,000 4,260,000
        Peter H. Heckman...   2002-2004     405,000     810,000 1,620,000
        Daniel M. Jensen(2)   2002-2004     270,000     540,000 1,080,000
        Douglas W. Reynolds   2002-2004     300,000     600,000 1,200,000
        George J. Zock(3)..   2002-2004     270,000     540,000 1,080,000

--------
(1) The Threshold, Target and Maximum amounts shown are amounts that potentially may be earned over the performance period for achievement of performance goals relating to earnings per share and return on equity under the long-term cash incentive awards portion of the 2002 Incentive Compensation Plan. The goals were established at the beginning of the three-year performance period. Amounts accrue for performance during the performance period. However, payment of such accrued amounts requires continued service through the remainder of the performance period, except in the case of certain terminations including retirement, death or disability, and payment remains subject to other terms of the long-term cash incentive awards portion of the 2002 Incentive Compensation Plan.
(2) Mr. Jensen is not eligible for any awards under the Company's Long-Term Incentive Plans because Mr. Jensen resigned from the Company on March 15, 2004.
(3) Mr. Zock and the Company entered into a Transition, Retirement and Release Agreement which is described in the Section Agreements with Key Employees. Under that agreement, Mr. Zock will be eligible for bonus consideration for his service in 2002 and 2003.

PENSION AND EXCESS PENSION PLANS

   The following pension table illustrates the total benefits available under the defined benefit pension plans without considering social security offsets.

                          Years of Covered Service(1)

                    Covered
                    Remuneration ($)   20      25     30(2)
                    ---------------- ------- ------- -------
                        200,000.....  80,000 100,000 105,000
                        250,000..... 100,000 125,000 131,250
                        300,000..... 120,000 150,000 157,500
                        400,000..... 160,000 200,000 210,000
                        500,000..... 200,000 250,000 262,500

--------
(1) Represents the maximum combined benefits payable from all qualified and nonqualified defined benefit pension plans based on the pre-August 29, 1989 formula, as defined below, without regard to social security offsets.
(2) As of December 31, 2003, Mr. Zock had 26 years of credited pension service. No other Named Executive Officer is eligible to participate or is vested in the defined benefit pension plans.

   Compensation for purposes of the defined benefit pension plans includes only compensation earned while participating in the defined benefit pension plans. Participants only include those employees hired prior to January 1, 1999. In general, eligible compensation for Executive Officers includes base salaries and cash bonuses. Although compensation voluntarily deferred by an employee is not considered as eligible earnings for pension purposes, a special exception permits an employee's tax-deferred contributions under the 401(k) Plan to count as eligible earnings under the defined benefit pension plans. In addition, any amount selected pursuant to Section 125 of the Internal Revenue Code is also considered eligible earnings under the defined benefit pension plans.

   For participants hired prior to August 29, 1989, annual benefits would be determined by multiplying an average of the 36 highest consecutive months of earnings by 2% times years of credited service minus 50% of the social security income benefit earned while an employee. Accruals for credited service and earnings ceased as of March 31, 2002. Under the terms of the defined benefit pension plans, a maximum of 30 years is eligible for credited service.

   The CEO's retirement benefits are not determined pursuant to the pension plans described above and are described in the section Agreements with Key Employees.

AGREEMENTS WITH KEY EMPLOYEES

   Effective February 1, 2000, the Company entered into an employment agreement with Mr. Lower employing him as the Company's President and Chief Executive Officer. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2003. The term of that agreement expired on December 31, 2000 but is subject to an annual evergreen renewal which extends the agreement an additional year on each September 1, so long as neither Mr. Lower or the Company has, prior to September 1, notified the other that the agreement will not so extend. Its current expiry date is December 31, 2004. The agreement provides for an annual salary of not less than $500,004 and for Mr. Lower to participate in the Company's short and long-term bonus plans, with minimum guaranteed bonuses under each of those plans for payments in 2001 ($400,000 and $300,000, respectively). Mr. Lower received a stock grant of 10,000 shares of Common Stock and options to purchase 750,000 shares of Common Stock, vesting 150,000 shares on January 1, 2001 and each successive January 1 through January 1, 2005, so long as he is employed by the Company on each such date. The Company also agreed to pay the following retirement benefits to Mr. Lower during his lifetime:

              Last Date of Employment              Annual Benefit
              -----------------------              --------------
              On or prior to December 31, 2000....    $      0
              January 1, 2001 to December 31, 2001    $ 45,000
              January 1, 2002 to December 31, 2002    $ 90,000
              January 1, 2003 to December 31, 2003    $135,000
              January 1, 2004 or later............    $180,000

   The agreement contains provisions regarding reimbursement of Mr. Lower's costs of moving to Springfield, Illinois, including under certain circumstances covering any loss on sale of the house he has purchased in Springfield, and provisions relating to Mr. Lower's death, disability or other termination of his employment. In addition, the agreement provides that if there is a Change of Control, as defined therein, and Mr. Lower's employment is within three years thereof actually or constructively terminated, Mr. Lower will be paid a lump-sum cash amount equal to the sum of (i) three times the greater of his highest annual cash compensation from the Company or $1,200,000 and (ii) the actuarially determined present value of Mr. Lower's retirement benefits calculated as if he had been employed by the Company until the date which is three years after the Change in Control. Mr. Lower's other benefits are also continued for three years and there is an excise tax gross-up provision payment sufficient to negate any effect on him of excise and related taxes attributable to the benefits received under the agreement.

   The Company entered into a letter of employment with Mr. Heckman, Executive Vice President & Chief Financial Officer, effective April 10, 2000. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an initial annual salary of $300,000 and for Mr. Heckman to participate in the Company's short and long-term bonus plans, with minimum guaranteed bonuses under each of those plans for payments in 2001 ($150,000 each). Mr. Heckman received a grant of stock options to purchase 250,000 shares of Common Stock, vesting 50,000 shares on January 1, 2001 and each successive January 1 through January 1, 2005, so long as he is employed by the Company on each such date.

   The Company entered into a letter of employment with Mr. Jensen, Executive Vice President and Chief Marketing Officer, effective September 4, 2001. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an initial annual salary of $225,000 and for Mr. Jensen to participate in the Company's short and long-term bonus plans, with a minimum guaranteed bonus under the short-term bonus plan for payment in 2002 ($150,000). Mr. Jensen received a total grant of stock options to purchase 150,000 shares of Common Stock, one-fourth vesting on September 17, 2001 and each successive September 17 through September 17, 2004, so long as he was employed by the Company on each such date. Mr. Jensen resigned from the Company on March 15, 2004.

   The Company entered into a letter of employment with Mr. Reynolds, Executive Vice President, Property and Casualty, effective November 12, 2001. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an initial annual salary of $300,000, a sign-on bonus of $50,000 paid in 2001 and for Mr. Reynolds to participate in the Company's short and long-term bonus plans, with a minimum guaranteed bonus under the short-term bonus plan for payment in 2003 ($150,000). Mr. Reynolds received a total grant of stock options to purchase 150,000 shares of Common Stock, one-fourth vesting on November 30, 2001 and each successive November 30 through November 30, 2004, so long as he is employed by the Company on each such date.

   Effective December 31, 2003, the Company entered into a Transition, Retirement and Release Agreement with Mr. Zock. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2003. The agreement provides an orderly and amicable arrangement with respect to Mr. Zock's performance of transitional duties preliminary to his retirement from the Company. Mr. Zock is engaged as a consultant from January 1, 2004 until his retirement date of November 15, 2005. During this consulting period, Mr. Zock will be paid at a salary rate of $14,128 per month which will be paid in semi-monthly installments. In addition, Mr. Zock is eligible for bonus consideration for his service in 2003.

   In addition, the Company has entered into agreements with certain key employees, including Mr. Heckman and Mr. Reynolds, which provide that if, within three years after a Change in Control of the Company, the employee is terminated from employment by the Company, whether actually or constructively, for any reason other than cause, the employee will receive (i) a one-time cash payment, (ii) continued insurance coverage for a specified period, (iii) the present value of such employee's accrued benefits as of the date of termination under the Company's nonqualified supplemental pension plan(s) (which amount will be offset against any amount payable under such plan) and (iv) an excise tax gross up payment sufficient to negate the effect on such employee of excise and related taxes attributable to the benefits received by the employee under the agreement. The one-time cash payment would be equal to 2.9 times the highest annual cash compensation (salary and bonus) received by the employee in the five preceding years and the specified period during which such employee's insurance benefits would continue is two years, 11 months.

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors (the "Committee") recommends to the full Board compensation for the Company's Named Executive Officers (the "Officers"). Officers receive compensation in the form of annual salary and cash and stock option incentive awards under the 2002 Horace Mann Educators Corporation Incentive Compensation Plan (the "Plan").

Salary

   While the Committee believes that the Officers should be compensated above average insurance industry levels in terms of total compensation based on above average performance, it favors incentive compensation over salary and therefore seeks to pay salaries that approximate average industry salaries for officers of similar companies in like positions. In recruiting new candidates to become Officers, it is on occasion necessary to exceed these guidelines and to pay higher salaries than would be average for officers of similar companies in like positions.

   In determining industry salaries, the Committee has employed surveys prepared by the Life Office Management Association and the National Association of Independent Insurers, as well as sought advice from recruiting and compensation consultants.

   Once an Officer's salary is determined, it is reviewed between one and two years thereafter. In that review, the Committee considers where the Officer's salary stands compared to the salaries of officers of similar companies in like positions and the Officer's performance of his duties, including accomplishing key corporate goals, managing costs, managing personnel and meeting the Company's ethical standards.

   During 2003, the Committee reviewed the salary of three Officers other than the Chief Executive Officer (the "CEO").

Cash Incentive Compensation

   The Committee employs two types of cash incentive awards--annual incentive awards which are based on the Company's results for a calendar year and long-term incentive awards which are based on the Company's results over a three year period. Such incentive awards tie compensation of the Officers to attainment of goals that benefit the Shareholders. The awards are designed to secure the full deductibility of such awards under Section 162(m)(4)(C) of the Internal Revenue Code. The Plan provides that such awards can be tied to any of the following measures, either in absolute terms or as compared to the Company's peers, and as applicable to the Company as a whole or to specific business units of the Company:

  .  insurance premium volume and growth in premium volume

  .  growth in sales

  .  increase in educator and multi-line customers

  .  earnings and earnings growth, both absolute and per share

  .  return on equity

  .  cash flow

  .  accumulated annuity value

  .  investment income

  .  economic value created for Shareholders

  .  profit margin

  .  property and casualty combined ratios

  .  expense ratios

  .  return to Shareholders

  .  financial ratings

  .  size and growth of agency force

  .  attainment of personal objectives set by the Committee

   An Officer's cash incentive award will typically have two components: one based on corporate performance and one based on performance of the unit for which the Officer is responsible, although, for example, the CEO's award is based solely on corporate performance. Measurement of an Officer's performance for purposes of calculating cash incentive awards must be objectively determinable under the Plan, based on standards set by the Committee at the beginning of the evaluation period. In addition, the Plan gives the Committee the power to adjust targets for performance to account for extraordinary events that have a material impact on a performance measure during a performance period.

   The Committee strives to have cash incentive awards set so that if the performance of the Officers meets the expected targets, the Officers' cash incentive compensation and total compensation will be above the average for similarly situated officers of other insurance companies, at approximately the 66th percentile.

   The Committee determined that for performance in 2003 the corporate component of the annual cash incentive awards to Officers would be equally based on attaining the Company's business plan targets for (i) GAAP operating earnings per share and (ii) insurance premiums written and contract deposits. Based on 2003 performance, the Committee determined that no amount was payable on the first measure, but a portion of the cash annual incentive awards for 2003 was paid to Officers, including the CEO, based on achievement of the second measure.

   With regard to long-term cash incentive awards, the Committee established a three year performance period consisting of 2002 through 2004, with awards thereunder payable in 2005. The Committee determined that for performance over the three year period two measures would be used in equal proportion: return on equity and GAAP operating earnings per share. For the 2003 portion of the three year award, the threshold return on equity and the GAAP operating earnings per share targets were not met. The actual long-term cash incentive awards for this performance period can not be calculated until the end of the three year period.

Stock Options

   The Committee believes that making stock options a component of Officer compensation further aligns their goals with those of the Shareholders. The Committee established a three year performance measurement period identical to the long-term cash incentive award, using the same measures, to apply to stock options. The Committee granted non-vested stock options at the beginning of the three year period to the Officers other than the CEO; those options vest upon the earlier of the attainment of the performance measures during the three year period or the end of four years from the date of grant. The Committee did not grant such options to the CEO because of the stock options granted to him in his employment agreement, described in the section Agreements with Key Employees, and the subsequent grant of options to the CEO. The options have seven year lives and were granted at market value of the Common Stock on the date of grant. No stock options were granted to the Officers in 2003.

Deferred Compensation Plan

   The Company maintains the Horace Mann Educators Corporation Deferred Compensation Plan whereby employees who earn long-term cash incentive awards may defer all or part of those awards on a pretax basis to units that track the performance of the Common Stock. This is an unfunded plan maintained to provide a deferred compensation mechanism for highly compensated management employees. Under certain circumstances, participation in this plan is not voluntary; the Board has established Common Stock ownership targets for certain members of management; if such targets have not been met, the necessary portion of any long-term cash incentive award will be deferred into the plan. The plan is designed to be exempt from short swing profit liability under Section 16(b) of the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE
WILLIAM W. ABBOTT, Chairman

MARY H. FUTRELL and JOSEPH J. MELONE, Members

   NOTE: The Report of the Audit Committee of the Board of Directors, the Report on Executive Compensation of the Compensation Committee and the Stock Price Performance Graph shall not be deemed to be incorporated by reference, in whole or in part, by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

STOCK PRICE PERFORMANCE GRAPH

   The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Insurance Index and the S&P 500 Index. The graph assumes $100 invested on December 31, 1998 in Horace Mann Educators Corporation, S&P 500 Insurance Index and S&P 500 Index.

           HORACE MANN EDUCATORS CORPORATION STOCK PRICE PERFORMANCE

                                    [CHART]

                         12/98   12/99   12/00   12/01   12/02   12/03
HMEC                      100      70      78      79      59      55
S&P 500 Insurance Index   100     107     145     127     101     121
S&P 500 Index             100     121     110      97      76      97

                                  12/98 12/99 12/00 12/01 12/02 12/03
                                  ----- ----- ----- ----- ----- -----
          HMEC................... $100  $ 70  $ 78  $ 79  $ 59  $ 55
          S&P 500 Insurance Index $100  $107  $145  $127  $101  $121
          S&P 500 Index.......... $100  $121  $110  $ 97  $ 76  $ 97

        --------
        *The S&P 500 Index, as published by Standard and Poor's Corporation ("S&P"), and the S&P 500 Insurance Index assume an annual reinvestment of dividends in calculating total return. Horace Mann Educators Corporation assumes reinvestment of dividends when paid.

                                 OTHER MATTERS

Independent Public Accountants

   The independent certified public accountants selected by the Audit Committee for the Company's fiscal year ending December 31, 2004 are KPMG LLP. KPMG LLP served in that capacity for the fiscal year ended December 31, 2003. A representative from the firm is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement to the Shareholders and is expected to be available to respond to appropriate questions from Shareholders of the Company.

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2003, the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2003 and services in connection with the Company's statutory and regulatory filings for the year ended December 31, 2003 were $831,600. Fees in 2003 included $16,500 related to the Company's "universal shelf" registration statement. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2002, the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2002 and services in connection with the Company's statutory and regulatory filings for the year ended December 31, 2002 were $908,300. Fees in 2002 included $210,900 related to the Company's registration of its Senior Convertible Notes.

Audit-Related Fees

   The aggregate fees billed for assurance and related services rendered by KPMG LLP that are reasonably related to the audit and reviews of the Company's financial statements for the years ended December 31, 2003 and 2002, exclusive of the fees disclosed under the section Audit Fees above, were $0 and $0, respectively.

Tax Fees

   The aggregate fees billed for tax compliance, consulting and planning services rendered by KPMG LLP during the years ended December 31, 2003 and 2002 were $61,800 and $78,500, respectively. These fees were primarily for tax consulting services provided to the Company.

All Other Fees

   The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit, audit-related and tax services, rendered by KPMG LLP during the years ended December 31, 2003 and 2002, were $25,200 and $18,400, respectively. In both years, these fees were for assistance with the Company's employee compliance affirmation process regarding its Code of Ethics, Code of Conduct and Rules of Market Conduct.

Consideration of Non-audit Services Provided by the Independent Accountant

   The Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the auditor's independence. The Audit Committee approves in advance any significant audit and all non-audit engagements or services between the Company and the independent auditors, other than "prohibited non-auditing services" as defined by regulatory authorities. The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit and all non-audit services to be provided by the independent auditors so long as it is presented to the full Audit Committee at a later time. Pre-approval is not necessary for de minimis audit services as long as such is presented to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee approved all of the above listed expenses.

Copies of Annual Report on Form 10-K

   The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K to the Securities and Exchange Commission to each person solicited hereunder who mails a written request to the Investor Relations Department, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001. The Company also will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to the Annual Report on Form 10-K. In addition, the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Company's internet website, www.horacemann.com, as soon as practicable after such reports are electronically filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The EDGAR filings of such reports are also available at the SEC's website, www.sec.gov.

Shareholder Proposals for 2005 Annual Meeting

   Any proposals of Shareholders intended to be presented for inclusion in the Company's Proxy Statement and Form of Proxy for the next Annual Meeting scheduled to be held in 2005 must be received in writing by Ann M. Caparros, Corporate Secretary, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than December 31, 2004 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 2005 Annual Meeting.

   Shareholders are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope, to which no postage need be affixed if mailed in the United States of America.

                                          By order of the Board of Directors,

                                          /s/ Ann M. Caparros
                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 1, 2004

   Again, we call your attention to the enclosed proxy card. PLEASE VOTE, DATE, SIGN AND RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

                        [LOGO]
                    Horace Mann
                Educated Financial
                     Solutions

               Horace Mann Educators
                    Corporation
                1 Horace Mann Plaza
               Springfield, Illinois
                    62715-0001
                   217-789-2500

                www.horacemann.com            HA-C00351 (Mar. 04)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                        HORACE MANN EDUCATORS CORPORATION

                                  May 25, 2004





                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------
                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
                          PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                                             VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------

1. Election of Directors:                                                    2. To consider and take action with respect to such
                                                                                other matters as may properly come before the Annual
                               NOMINEES:                                        Meeting or any adjournment or adjournments thereof.
[_] FOR ALL NOMINEES           O William W. Abbott
                               O Mary H. Futrell                                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
[_] WITHHOLD AUTHORITY         O Louis G. Lower II                              ENCLOSED ENVELOPE PROVIDED TO AMERICAN STOCK
    FOR ALL NOMINEES           O Joseph J. Melone                               TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH
                               O Jeffrey L. Morby                               FLOOR, NEW YORK, N.Y. 10005.
[_] FOR ALL EXCEPT             O Shaun F. O'Malley
    (See instructions below)   O Charles A. Parker

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: .
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.[_]
--------------------------------------------------------------------------------

Signature of Shareholder [___________________] Date: [_________] Signature of Shareholder [___________________] Date: [_________]

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                                                        0



                       HORACE MANN EDUCATORS CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 2004

     The undersigned Shareholder of Horace Mann Educators Corporation (the "Company") hereby appoints Joseph J. Melone and Louis G. Lower II or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held on May 25, 2004 at 9:00 a.m. at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the Undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON PROPOSAL 2.

                         (TO BE SIGNED ON OTHER SIDE.)